LICENSE AGREEMENT


THIS Agreement is entered into between ACI WORLDWIDE INC., a Nebraska corporation, having a principal office at 330 South 108th Avenue, Omaha, NE 68154-2684 ("ACI"), and NESTOR, INC. a Delaware corporation, having a principal office at One Richmond Square, Providence, RI 002906 ("Nestor").

WHEREAS, Nestor has developed or acquired certain Software Products more specifically described below; and

WHEREAS, ACI has been distributing certain of the Software Products under a Non-Exclusive License Agreement dated April 28, 1998, as amended (the "1998 Agreement") under which, among other things ACI has relied upon Nestor to provide support, maintenance and enhancements for the Software Products; and

WHEREAS, ACI (a) desires to obtain the right to use, modify, market and re-license said Software Products and obtain the source code and other related documentation to be able to directly provide warranty, maintenance and support services to ACI's customers and enhance the Software Products and (b) shall be fully responsible and liable for the provision of such services to its licensees; and

WHEREAS, in connection with the license of the Software Products as herein provided, ACI desires (a) to employ certain existing employees of Nestor, and
(b) to be assigned by Nestor a certain existing customer license of the Software Products.

NOW, THEREFORE, the parties hereto agree as follows:

1.0 DEFINITIONS (Additional capitalized terms are defined in the Attachments)

1.1 "Affiliate" means any corporation that (a) directly or indirectly controls, is controlled by, or is under common control with the party. ACI shall promptly notify Nestor of any Affiliate to which ACI gives a copy of the source code for the Software Programs. The current list is set forth on Attachment F. Control means the ownership of more than 50% of the voting securities of an entity. A party and any and all of its Affiliates exercising any rights under this Agreement shall be jointly, severally responsible and liable for any and all of the duties, obligations and liabilities under this Agreement of such party or Affiliates. If any corporation which has become an Affiliate under this Agreement ceases to directly or indirectly control, be controlled by or be under common control with such party, then, immediately thereupon, such corporation shall cease to be able to exercise any of the rights of an Affiliate under this Agreement but shall nevertheless remain fully responsible and liable.

1.2 "Agreement" means this License Agreement and the attachments to this Agreement (the "Attachments").

1.3 "Documentation" means the technical and user manuals provided by Nestor with the Software Programs and such other related written materials including any training materials, programmers notes, or other similar material.

1.4 "Software Products" means the Software Programs and Documentation, as well as all copies and translations thereof. Nestor shall delivery the Software Products no later than ten days after the date of this Agreement.

1.5 "Software Programs" means the computer software modules in both source code and machine-readable object code specified in Attachment A

2.0   LICENSE

2.1 Nestor hereby grants to ACI a world-wide,  perpetual  (except as provided in article 9.0), non-revocable (except as provided in article 9.0), non-transferable, non-exclusive license (the "License") to copy, use, modify, enhance, market, sub-license (directly or through its customary and usual distribution channels for its other products), maintain and support the Software Products, all subject to the terms and conditions of this Agreement and the Attachments. The rights granted to ACI under the License are restricted to, and may only be exercised with respect to, applications related to fraud detection (including money laundering detection) in electronic payments (the "Field of Use"). Any ACI Affiliate may exercise any of ACI's rights hereunder.

2.2 Any copy or other reproduction shall be automatically deemed an integral part of the Software Products licensed hereunder and owned exclusively by Nestor.

2.3 ACI may brand, customize and extend the Software Products as well as use the Software Programs as a development platform to develop new functions and new end-user product or application (the "New Technology"), provided that all copies of the Software Products or any other software incorporating any part of the Software Products include all Nestor propriety property notices; and further provided that all such new functions and new applications are within the Field of Use. New Technology does not include a work which merely interfaces with a Software Program. All New Technology shall be owned exclusively by Nestor;
provided that during the term of this Agreement ACI shall not be required to disclose to Nestor the details of any such New Technology. All New Technology shall, except as expressly set forth in this Agreement, be deemed licensed by Nestor to ACI under the License as if it were part of the Software Products.

2.4 ACI shall be limited to distributing (sub-licensing) the Software Programs in object-code format. Except pursuant to the escrow terms in the customer's Software Agreement (which terms for the Software Programs shall be no different from ACI's standard escrow terms for its other software which it licenses to customers), ACI shall be prohibited from (i) sub-licensing or otherwise distributing, transferring or disclosing the Software Programs source code or its proprietary design to any third-party and (ii) licensing the Software
Programs to any third-party for use as a development platform. ACI shall prohibit all Software Program licensees from translating, reverse engineering, decompiling or disassembling the Software Program object code or otherwise attempting to derive its source code or proprietary design therefrom. ACI or its distributors shall sub-license the Software Products under the terms of the license agreement set forth on Attachment C. ACI may modify or replace the license agreement at any time, in whole or in part, provided no modification or replacement will diminish protection of Nestor's confidentiality or intellectual property rights or increase Nestor's potential liability. ACI will effectively enforce against all customers that obtained the Software Products from ACI the provisions of the Software Agreement that affect Nestor's confidentiality or intellectual property rights in the Products. If ACI learns that any customer has breached any such provision, ACI will immediately notify Nestor and take, at ACI's expense, all steps that may be available to enforce the Software Agreement, including availing itself of actions for seizure or injunctive relief. If ACI fails to take these steps in a timely and adequate manner, Nestor may take them in its own or ACI's name and at ACI's expense.

3.0   CHARGES

3.1 ACI shall pay to Nestor the license fees for the Software Products, as specified in Attachment A. All payments shall be remitted to Nestor in U.S. dollars. ACI Affiliates sublicensing the Software Products may pay the license fees directly to Nestor.

3.2 ACI shall be liable and responsible for the reporting and payment of all taxes and duties (except income taxes accrued against Nestor) arising from this Agreement and shall indemnify and hold Nestor harmless from any failure of ACI to do so.

3.3 ACI will maintain accurate records of its activities under this Agreement, including without limitation (i) a current list of customers of the Software Products, (ii) copies of all Software Agreements executed with customers, (iii) all revenue received by ACI arising out of or in connection with the Software Products and (iv) any other records reasonably necessary or desirable to demonstrate ACI's compliance with the terms and conditions of this Agreement. Such records will be retained by ACI and made available no more than once annually to Nestor for examination or audit at the request and at the expense of Nestor during reasonable business hours at the offices of Licensee set forth in the preamble to this Agreement for a period of at least five (5) years after the date of the transactions to which the records relate. Substantially simultaneously with any payment required by this Agreement to be made by ACI to Nestor ACI shall deliver to Nestor such information as is reasonably necessary for Nestor to determine the basis for the calculation of such payment. ACI shall reimburse Nestor for the costs of such audit if the audit determines that the amounts paid to Nestor are understated by more than five percent (5%). Within 30 days after the end of each 3-month period of this Agreement, ACI will provide Nestor with a quarterly report that shows the actual sub-licenses obtained during the quarter. Copies of the Software Agreements relating to such payments will be provided promptly upon request.

4.0   WARRANTY

4.1 Nestor makes no representations or warranties as to the performance of the Software Programs.

4.2 Nestor represents and warrants that it owns or has the right to license the Software Products set forth in the Attachments. The foregoing sentence does not include, and Nestor hereby disclaims any representation or warranty regarding any claim, right or interest of HNC Software, Inc., or any parent, subsidiary, affiliate or successor in interest of or to HNC Software, Inc. (collectively "HNC").

4.3 THE WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES, AS SET FORTH IN THIS ARTICLE 4.0 AND ARTICLE 5.0 ARE THE EXCLUSIVE REMEDY OF ACI AND LIABILITY OF NESTOR AND IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS, OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR PARTICULAR PURPOSES OR MERCHANTABILITY). EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 4.2 and SECTION 5.2, THE SOFTWARE PRODUCTS ARE NOT ERROR-FREE AND ARE BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND LICENSOR HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE SOFTWARE PRODUCTS INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, NON-INTERFERENCE WITH ENJOYMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE.

4.4 Each party does hereby warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation.

5.0   INFRINGEMENT

5.1 If a third party (other than HNC) makes a claim or brings an action against ACI claiming that the Software Products (except for any New Technology) infringe a patent or copyright or trade secret, Nestor will defend ACI and will pay the damages and costs finally awarded against ACI, but only if (i) ACI notifies Nestor promptly after the claim is asserted or threatened and sufficiently before any answer or other response therein is due to allow Nestor reasonable time to prepare such response or answer, (ii) Nestor has full control over the defense, settlement, or other resolution of the claim, and (iii) at Nestor's request and expense, ACI assists Nestor in defending, settling, or otherwise resolving the claim.

5.2 If Nestor receives notice of an infringement claim or otherwise concludes that the Software Products may infringe the proprietary rights of a third party, ACI will allow Nestor, at Nestor's option and expense, to (i) procure the right for ACI to continue using, modifying, marketing and re-licensing the Software Products, (ii) modify or replace the Software Products without adversely affecting their operating specifications or (iii) reimburse to ACI 15% of the amounts ACI would have to pay its customers under subsection 5.2 of Attachment C.

5.3 Nestor will have no obligation to ACI under Sections 5.1 and 5.2 above if an infringement claim based in whole or in part on (i) a modification of the Software Products made by ACI, (ii) the combination of the Software Products with an item not supplied by Nestor, (iii) use of the Software Products in a manner not intended by the Documentation, or (iv) Nestor's compliance with ACI's design, specifications, or instructions.

5.4 THE RIGHTS GRANTED TO ACI UNDER THIS SECTION 5.0 SHALL BE ACI'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT BY NESTOR HEREUNDER OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT OR FOR ANY BREACH OF THE WARRANTY GIVEN IN ARTICLE 4.0.

5.5 If a third party makes a claim or brings an action against Nestor claiming that the New Technology infringes a patent or copyright or trade secret, ACI will defend Nestor and will pay the damages and costs finally awarded against Nestor, but only if (i) Nestor notifies ACI promptly after the claim is asserted or threatened and sufficiently before any answer or other response therein is due to allow ACI reasonable time to prepare such response or answer, (ii) ACI has full control over the defense, settlement, or other resolution of the claim, and (iii) at ACI's request and expense, Nestor assists ACI in defending, settling, or otherwise resolving the claim.

5.6 ACI will have no obligation to Nestor under Sections 5.1 and 5.2 above if an infringement claim based in whole or in part on (i) a modification of the New Technology made by Nestor, (ii) the combination of the New Technology with an item not supplied by ACI, (iii) use of the New Technology in a manner not intended by the its documentation, or (iv) ACI's compliance with Nestor's design, specifications, or instructions.

5.7 THE RIGHTS GRANTED TO NESTOR UNDER THIS SECTION 5.0 SHALL BE NESTOR'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT BY ACI HEREUNDER OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT.

5.8 With respect to the indemnity obligations set forth in subsections 5.1 and 5.5, if the alleged infringement claim involves more than an allegation that either the Software Products or the New Technology is solely responsible for the damages or other remedies sought, the obligations of indemnity shall be proportioned between Nestor and ACI in accordance with the amount of fault each of them bears for the claim in total.

5.9 Except as specifically set forth herein, Nestor assumes no obligation or liability for, and ACI will indemnify, defend and hold Nestor harmless from any claim or action arising from or relating to (i) the use by ACI or its distributors or customers of the Software Products or any other software containing any part of the Software Products, (ii) any warranty made by ACI, either expressly, by implication or otherwise.

6.0   LIMITATION OF LIABILITY

6.1 EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 5.0 OR FOR BREACHES OF ARTICLES,
7.0 AND 8.0, NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, (INCLUDING CLAIMS FOR LOSS,
INTERRUPTION IN USE OR UNAVAILABILITY OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS) ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, OR STRICT LIABILITY IN TORT, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY OR PROPERTY DAMAGE WHERE THE LAW REQUIRES SUCH LIABILITY, EVEN IF THE PARTY HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR SHOULD HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES

6.2. THE SOLE REMEDY FOR ANY DISK OR OTHER MACHINE READABLE MATERIAL SUPPLIED BY NESTOR WHICH IS PHYSICALLY DEFECTIVE SHALL BE REPLACEMENT OF SUCH DISK OR MATERIAL. EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 5.0 OR FOR BREACHES OF
ARTICLES 2.0, 4.0, 7.0 AND 8.0, IN NO EVENT WILL EITHER PARTY BE LIABLE IN DAMAGES OR OTHERWISE TO THE OTHER PARTY IN EXCESS OF THE ROYALTIES PAID OR TO BE PAID UNDER THIS AGREEMENT.

7.0   CONFIDENTIALITY

7.1 "Confidential Information" means, as belonging to either party, (i) such party's proprietary or confidential information which is a) designated in writing as such, or b) that by nature of the circumstances surrounding the disclosures in good faith ought to be treated as proprietary or confidential, and, as belonging to Nestor, (ii) all Software Products, and any software or other material containing any part of a Software Product and all New Technology. The presence of a copyright notice on any Confidential Information will not constitute publication or otherwise impair the confidential nature thereof.

7.2 Each party shall use the other party's Confidential Information only for the purposes as set forth in the Agreement and Attachments and shall disclose the Confidential Information only as specifically authorized in Section 7.3 below. Neither party shall remove any confidentiality, copyright, or similar notices or legends from the Confidential Information and shall implement such safeguards and controls as may be necessary or appropriate to protect against unauthorized uses or disclosures of the Confidential Information.

7.3 Each party may disclose the Confidential Information only to its or its Affiliates' employees, officers, directors, consultants, agents or customers to the extent that such disclosures are required to exercise its rights and perform its obligations under the Agreement and Attachments. Each party shall take such steps as may be reasonably requested by the other or otherwise required to ensure that the aforementioned persons acknowledge and comply with the use and confidentiality restrictions contemplated under this Agreement. Each party shall be responsible for breach of the obligations set forth in this Article 7.0 by its or its Affiliates' employees, officers, directors, consultants, agents or customers.

7.4 Notwithstanding anything contained in Section 7.0, unless otherwise agreed to the contrary in writing prior to its disclosure, either party is free to use any "residuals" resulting from access to the other party's Confidential
Information. The term "residuals" means general information in non-tangible form, which may be retained by persons who have had access to the Confidential Information without conscious attempt to memorize this information and without using written materials to refresh recollection, including ideas, concepts, know-how or techniques contained therein. Any new software products developed from the residuals shall be considered New Technology. Neither party shall have an obligation to limit or restrict the assignment of such persons.

7.5 Neither party will have an obligation to maintain the confidentiality of any data or information which (i) was in such party's lawful possession prior to the disclosure thereof by the other party, (ii) is later lawfully made available to such party by a third party having no obligation of secrecy to the other party,
(iii) is independently developed by such party, (iv) is, or later becomes, available to the public through no fault of such party, or (v) is required to be disclosed by court order; provided in the case of (v) that the party which is the subject of the order promptly give notice thereof to the other party and take no steps to interfere with any efforts such other party may take to quash such order.

7.6 The Software Products, including without limitation, the New Technology, and the Software Product's design, structure, organization and source code are valuable trade secrets of Nestor. ACI shall institute all necessary procedures and controls to protect the Software Programs including but not limited to: (i) maintain a controlled, secure environment for the storage and use of the source code; and (ii) inform any employee that is granted access to all or any portion of the source code of the importance of preserving the confidentiality and trade secret status of the source code.

8.0   OWNERSHIP

8.1 Each party acknowledges that the Confidential Information of the other party, as well as all related trade marks, logos, other names or markings identifying the Confidential Information, and trade secrets, copyrights, patents, or other proprietary rights of the other party, are and shall remain the exclusive property of the other party. Each party agrees not to take any action that interferes with said proprietary rights of the other party or attempt to copyright or patent any portion of said other party's property or register or attempt to register any trademark, service mark, trade name, or company name which is identical or confusingly similar to said marks, names, or markings.

8.2 Except for the limited rights expressly granted in this Agreement, Nestor does not by this Agreement grant ACI any right, title or ownership interest in and to the Software Products or in any related patents, trademarks, copyrights or proprietary or trade secret rights, whether by implication, estoppel or otherwise. Nestor shall at all times retain full and exclusive right, title and ownership interest in and to the Software Products. Nestor shall retain sole and exclusive ownership worldwide of all associated right, title and interest in the Software Products, even if suggestions, comments, and/or ideas made by ACI are incorporated into the Software Products.

8.3 All copies of the Software Products are the property of NESTOR. All title and copyrights in and to the Software Products and any copies of the Software Products are owned by Nestor. ACI shall preserve all copyrights and trademarks in the Software Products. Nestor reserves unpublished-rights under the copyright laws of the United States. PRISM is a trademark of Nestor. ACI may use such trademark only to identify the Software Products, in accordance with accepted trademark practice, including identification of trademark owner's name. Such use of any trademark does not give ACI any rights of ownership in that trademark.

8.4 In the event that either party files a patent application or obtains an issued patent (including without limitation all domestic and international, continuations, divisions, continuations-in-part, re-examinations and reissue applications and any parent applications therefor) relating to or arising out of the Software Products or the New Technology ("Patent Rights"), then (a) in the case of ACI, ACI agrees to grant and does hereby grant to Nestor an unrestricted, non-exclusive, transferable, irrevocable, royalty-free right and license to use, sell or sublicense such Patent Rights (in whole or in part), and
(b) in the case of Nestor, Nestor agrees to grant and does hereby grant to ACI, a nonexclusive, assignable in accordance with the terms of the Agreement, royalty-free right and license to use or sublicense such Patent Rights (in whole or in part) during the term of the Agreement solely in accordance with the scope of the License granted to ACI under Section 2 of this Agreement, but only to the extent that the absence of such license would interfere with the License granted to ACI under Section 2 of this Agreement.

9.0      TERM AND TERMINATION

9.1 (a) Subject to section 9.2 below this Agreement is perpetual.

9.2 (1) Either party may immediately terminate this Agreement, or any and all Attachments, without judicial notice or resolution, by giving written notice to the other party, if the other party (i) becomes insolvent or assigns all, or substantially all, of its assets or business for the benefit of creditors, (ii) resolves to wind up business, dissolve, or liquidate, (iii) otherwise ceases to conduct business or commits any other act of bankruptcy.

(2) Nestor may immediately terminate this Agreement if a) ACI commits a material breach of any provision of this Agreement or the Attachments related to the use, disclosure or sublicensing of the Software Products (except for failure to pay royalties), or a material breach of Article 7.0 or subsection 11.12 (except subsections (1), (5), (6), (7) and (8)) (a "Tier 1" breach) and b) fails to cure such breach within one hundred twenty (120) days after Nestor demands such cure and c) Nestor has once previously been required to institute an action to collect damages caused by, or restrain the same or similar breach and ACI did not prevail in that action.

(3) Nestor may immediately terminate this Agreement if a) ACI commits a material breach of any other provision of this Agreement or the Attachments (a "Tier 2" breach) and b) fails to cure such breach within one hundred twenty (120) days after Nestor demands such cure and c) Nestor has twice previously been required to institute an action to collect damages caused by, or restrain the same or similar breach and ACI did not prevail in either action.

Nestor may not institute an action for either a Tier 1 or Tier 2 breach if said breach is cured by ACI within sixty (60) days after Nestor demands such cure.

9.3 Upon the termination of this Agreement by either party, ACI shall (i) cease all marketing and sublicensing activities under the Agreement, (b) within ten
(10) calendar days pay all amounts due and outstanding hereunder and (c) deliver to Nestor or its designee all copies of the Software Products within ACI's possession, custody or control (together with a certificate of an officer of ACI certifying such delivery); provided ACI may retain sufficient copies of the Software Products to be able to support, maintain and enhance the Software Products that have been sublicensed to customer prior to the termination until such time as such sublicenses shall expire or terminate.

Notwithstanding any termination of this Agreement, the License and any sublicenses shall continue in effect with respect to any sublicenses granted by ACI prior to termination; and ACI shall remain liable to Nestor for royalties accruing with respect thereto. Termination of this Agreement and the License shall not release ACI from any of its obligations, or liabilities accrued, or incurred under this Agreement, or rescind or give rise to any right to rescind any payment made or other consideration given hereunder.

9.4 The following Sections shall survive termination of the Agreement: Section 5.0, Infringement; Section 6.0, Limitation of Liability; Section 7.0, Confidentiality; Section 8.0, Ownership; Section 9.0, Term and Termination and
Section 11.0, Miscellaneous.

10.0     EXCLUSIVITY

Nestor agrees, for a period of one year, not to grant source code rights similar to the source code rights granted in this Agreement to an entity, or such entity's successor through acquisition or merger, listed on Attachment D.

11.0  MISCELLANEOUS

11.1 Except as required by law, ACI and Nestor agree that neither party will disclose the existence or terms of this Agreement without the other party's consent.

11.2 If a court of competent jurisdiction holds any provision of this Agreement to be illegal or invalid, the provision shall be automatically severed from this Agreement. Any such holding shall not affect the legality or validity of the remaining provisions of this Agreement.

11.3 If either party commences a legal action against the other party in connection with this Agreement, the losing party shall reimburse the prevailing party for the reasonable attorneys' fees and expenses which it may incur in such action, whether or not such action is prosecuted to a final and non-appealable judgment.

11.4 If either party fails to give notice or enforce any right under this Agreement, such failure shall not constitute a waiver of such right, unless such waiver is reduced to writing and signed by the waiving party. If a party waives its right in writing, such waiver shall not constitute a waiver of any other right or of any subsequent violation of the same right that has been waived.

11.5 The parties to this Agreement shall be excused for failures or delays in performing an obligation under this Agreement and the Attachments if such failure or delay is caused by force majeure, including, but not limited to, fortuitous event and acts of God; wars, riots and insurrections; laws, decrees, ordinances and governmental regulations; strikes and lockouts; transportation stoppages or slowdowns; floods, fires and explosions; or the inability to obtain necessary export or import licenses or permits.

11.6 This Agreement shall not be construed to constitute any party as an employee, attorney-in-fact, legal representative or business partner of the other parties.

11.7 Neither party may assign, pledge or otherwise transfer this Agreement or any right or obligations hereunder without the prior written authorization of the other party; provided either party may assign this Agreement without the prior written authorization of the other party to an Affiliate of such party or to any entity which acquires all or substantially all of the stock or assets of such party provided that such assignee agrees in writing to be bound by this Agreement.

11.8 All notices required or permitted under this Agreement shall be given in writing and shall be personally delivered or sent by certified mail, postage prepaid, addressed as follows:

       If to NESTOR:

           Nestor, Inc.
           One Richmond Square
           Providence, RI 02906
           USA
           Attn:  President

       If to ACI:

           ACI Worldwide Inc.
           330 South 108th Avenue
           Omaha, Nebraska 68154-2684
           USA
           Attn:  Contracts  Administration

11.8.1 The parties may change their address from time to time upon written notice to the other party.

11.8.2 Any notice shall be deemed to have been effective when delivered.

11.9 Except as otherwise provided above, this Agreement may be amended only by the consent of both parties expressed in writing and signed by a duly authorized representative of each party.

11.10 This Agreement and the Attachments will be governed by and interpreted under the laws of the State of New York , without regard to any provisions of New York law which would require the application of the substantive law of another jurisdiction. ACI and Nestor also exclude the United Nations Convention on Contracts for the International Sale of Goods, if applicable.

11.11 Any dispute arising out of or relating to this Agreement, the License, a breach thereof or ACI's use of the Software Products shall be settled by arbitration before three neutral arbitrators (selected from a panel of attorneys having experience with and knowledge of computers and the computer business) in Chicago, Illinois and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the Parties. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts or the State of Nebraska or to any Federal Court located within the Commonwealth of Massachusetts or the Sate of Nebraska for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrators or (iii) at any time prior to the qualification and appointment of the arbitrators, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.


11.12 ACI acknowledges that the Software Products and any technical information relating thereto is subject to United States export controls, and that a specific license may be required prior to delivery thereof to the country of installation. Nestor will, at ACI's expense, provide reasonable assistance as required by ACI in securing any required export license. Nestor shall have no liability to ACI in the event the United States declines to issue the necessary export license. ACI will not export, re-export, divert, transfer, or disclose, directly or indirectly, any Software Products or related technical information, documents, or materials, or any direct product thereof, from the country of delivery or to any person who is not a national or resident thereof, without obtaining the required re-exportation license from the United States government. ACI further understands and agrees that:

(1) it does not intend to and will not use, market, sublicense, disseminate or transfer in any way the Software Products in violation of any applicable law, rule or regulation of the United States, or any State of the United States or any foreign country of applicable jurisdiction;

(2) it will not accept any purchase order or contract (including without limitation any United States or foreign government contract) that by its terms or by the operation of law will abridge or otherwise diminish Nestor's rights in and/or to the Software Products (and that all such orders or contracts with any government or governmental agency will include "restricted" or "limited" rights provisions or be on no less favorable terms to Nestor);

(3) this Agreement is a license agreement only, not an agreement for the sale or assignment of the Software Products, and neither ACI nor any sublicensee obtains any rights in or to the Software Products other than the limited rights granted by the License;

(4) it will not infringe the copyright or other proprietary rights in the Software Products nor permit others to do so;

(5) it will be solely responsible and liable for all necessary or desirable steps to market, and adequately support and maintain, the Software Products to or for its customers;

(6) ACI assumes all responsibility and liability for the selection of the Software Products to achieve the results intended and for the installation of, use of and results obtained from the Software Products;

(7) it is solely responsible for warranting the Software Products to its customers and liable for any warranty claims therefore (either express, implied or otherwise); and

(8) it is solely responsible for all expenses incurred by it in its performance of this Agreement.

The obligations of this Section 11.12 will survive termination of this Agreement.

11.13 The parties contemplate that substantially simultaneously with the execution of this Agreement ACI will enter into employment relationships with the current Nestor employees listed on Attachment B.

11.14 For a period of eighteen months from the date of this Agreement, Nestor agrees not to hire or retain either as an employee, or as or through a consultant, any former employee listed on Exhibit B who is a current employee of ACI except with prior mutual consultation and consent of ACI. For a period of one year from the date of this Agreement, each party agrees not to hire or retain either as an employee or as or through a consultant any current employee of the other party (other than those listed on Exhibit B) except with prior mutual consultation and consent of such party. Each party acknowledges that a breach of this subsection 11.4 would cause irreparable harm to the other party and that the other party shall be entitled to injunctive relief in the event of such a breach.

11.15 Nestor shall, within thirty (30) days of the effective date, cause the assignment of the agreement listed on Attachment E.

11.16 This Agreement and its Attachments constitute the entire agreement among the parties regarding this matter, and they supersede all prior discussions or agreements related to the same, including but not limited to the 1998 Agreement which is terminated as of the effective date of this Agreement. This Agreement and any Attachments shall only be effective upon signature by both parties. The effective date of this Agreement and the Attachment(s) shall be February 1, 2001.

IN WITNESS WHEREOF, the parties cause this Agreement to be signed by the duly authorized representatives of ACI and Nestor on the dates and at the places specified below.

ACI WORLDWIDE INC.
("ACI")


By:   /s/ Mark Vipond
    --------------------------------------------
       (Signature)

      Mark Vipond
    --------------------------------------------
     (Printed Name)

      President
    --------------------------------------------
    (Title)

Date: February 1, 2001
    --------------------------------------------


NESTOR, INC.
("Nestor")

By:   /s/ Sushmito Ghosh
    --------------------------------------------
       (Signature)

      Sushmito Ghosh
    --------------------------------------------
     (Printed Name)

      President -- NestorCommerce
    --------------------------------------------
    (Title)

Date: February 1, 2001
    --------------------------------------------

                                           LICENSE AGREEMENT NESTOR AND ACI


                                  ATTACHMENT A
                                  PRISM Modules


1.0      SOFTWARE PRODUCTS AND FEES

         1.1  Products.


    I.D.                     Software Product Description
 ---------     ------------------------------------------------------------

  PI-ST010     PRISM Scoring Engine on Compaq Nonstop Server
               Platform (Batch) - Credit
  PI-ST020     PRISM Scoring Engine on Compaq Nonstop Server
               Platform (Batch) - Debit
  PI-ST030 PRISM Scoring Engine on Compaq Nonstop Server Platform (Batch) - Private Label
  PI-ST040 PRISM Scoring Engine on Compaq Nonstop Server Platform (Batch) - Money Laundering Detection
  PI-ST050 PRISM Scoring Engine on Compaq Nonstop Server Platform (Batch) - Merchant

  PI-ST011     PRISM Scoring Engine on Compaq Nonstop Server
               Platform (XPNET) - Credit
  PI-ST021     PRISM Scoring Engine on Compaq Nonstop Server
               Platform (XPNET) - Debit
  PI-ST031 PRISM Scoring Engine on Compaq Nonstop Server Platform (XPNET) - Private Label
  PI-ST041 PRISM Scoring Engine on Compaq Nonstop Server Platform (XPNET) - Money Laundering Detection
  PI-ST051 PRISM Scoring Engine on Compaq Nonstop Server Platform (XPNET) - Merchant

  PI-SI010     PRISM Scoring Engine on IBM Platform - Credit
  PI-SI020     PRISM Scoring Engine on IBM Platform - Debit
  PI-SI030     PRISM Scoring Engine on IBM Platform - Private Label
  PI-SI040     PRISM Scoring Engine on IBM Platform - Money
               Laundering Detection
  PI-SI050     PRISM Scoring Engine on IBM Platform - Merchant

  PI-SN010     PRISM Scoring Engine on Windows/NT Platform - Credit
  PI-SN020     PRISM Scoring Engine on Windows/NT Platform - Debit
  PI-SN030     PRISM Scoring Engine on Windows/NT Platform - Private Label
  PI-SN040     PRISM Scoring Engine on Windows/NT Platform
               - Money Laundering Detection
  PI-SN050     PRISM Scoring Engine on Windows/NT Platform - Merchant

  PI-UN000     PRISM  Model  Update  on   Windows/NT   Platform
  PI-AN010     PRISM Analysis/Review   System  (Single   Institution) - Credit
  PI-AN020     PRISM Analysis/Review   System   (Single   Institution)- Debit
  PI-AN030     PRISM Analysis/Review System (Single Institution)
               - Private Label
  PI-AN040     PRISM Analysis/Review System (Single Institution)
               - Money Laundering Detection
  PI-AN050     PRISM Analysis/Review System (Single Institution) - Merchant

  PI-AN011     PRISM  Analysis/Review  System (Multi  Institution) - Credit
  PI-AN021     PRISM  Analysis/Review  System  (Multi  Institution)  - Debit
  PI-AN031     PRISM Analysis/Review System (Multi Institution)
               - Private Label
  PI-AN041     PRISM Analysis/Review System (Multi Institution)
               - Money Laundering Detection
  PI-AN051     PRISM Analysis/Review System (Multi Institution) - Merchant

               Modeler's Workbench is a collection of utilities located on a computer called \\RMDP266\Modelers-Workbench. All source code, documentation, presentations, help files, training material associated with the PRISM products listed in the agreement are stored in this version control system and are to be included in the list of modules covered by the agreement.

   AS SUCH PRODUCTS EXIST ON THE DATE OF THIS AGREEMENT

     1.2 Within a reasonable time after the execution of this Agreement, NESTOR shall deliver one (1) copy of the Software Programs to ACI. ACI may make additional copies as necessary to exercise its rights under the Agreement. All copies shall include any confidentiality and copyright notices included with the delivered copy.

     1.3 Substantially simultaneously with the delivery set forth in 1.2 Nestor shall deliver one (1) set of Documentation to ACI. ACI may make additional copies as necessary to exercise its rights under the Agreement. All copies shall include any confidentiality and copyright notices included with the delivered copy.

     TOTAL FEES:

     1.4 In accordance with the schedule set forth below, ACI shall pay to Nestor $1,104,000 by bank wire or other means acceptable to Nestor. Such amount shall be an initial royalty, shall not be subject to recoupment or setoff and shall not constitute a prepayment of any other amounts due under this Agreement.

     1.5 ACI shall pay to Nestor 15% of all fees paid for license and maintenance (however denominated) of the Software Products from sub-licensing the Software Products or software containing any part of the Software Products, provided however for purposes of calculating the amount due Nestor in any individual sublicense, ACI shall not consider any discount of the list price of the Software Programs to a greater degree than the discount off the list price of any other ACI software that is also licensed at the time of or in conjunction with such sublicense (e.g. if the discount on the Software Programs is 20% and the discount on the other ACI software is 10%, then for purposes off calculating the amount due Nestor the Software Programs shall only be discounted 10%). ACI shall retain 100% of all other amounts received from sub licensing (e.g. integration and installation fees, modeling fees, and customization fees). For greater clarity, in the event a Non-Affiliate third party sub-licenses the Software Products, Nestor shall receive 15% of what ACI receives from the third party as license and maintenance fees.

          ACI shall not use the Software Products for a service bureau, or similar type of processing services arrangement.

     GUARANTEED FEES:

     1.6 ACI agrees to pay the following cumulative minimum guaranteed fees generated by monthly license fees from ACI's customers:

                For the first quarter of the Agreement       $ 75,000

                By the second quarter of the Agreement       $175,000

                By the third quarter of the Agreement        $310,000

                By the fourth quarter of the Agreement       $472,650

     ADVANCE FEES:

     1.7 ACI agrees to pay Nestor the following additional cumulative advance fees upon request by Nestor:

          For the first quarter, the difference between $150,000 and the actual royalties due for the first quarter of the Agreement

          By the second quarter, the difference between $326,000 and the actual royalties due for the first and second quarter of the Agreement

          The difference between $531,000 and the actual royalties due for the first, second and third quarter of the Agreement

          The difference between $767,400 and the actual royalties due for the first, second, third and fourth quarter of the Agreement

          Actual royalties for this subsection 1.7 include the amounts due under
          1.6. The amount payable under subsection 1.4 is not to be included towards the amounts in either subsection 1.6 or subsection 1.7

          Beginning with royalties due for the fifth quarter of the Agreement, any amounts advanced to Nestor under subsection 1.7 shall be recovered by ACI by withholding 50% of the amounts due under subsection 1.5 until the amount withheld equals the amount advanced.

     ADDITIONAL DEFINITIONS

     The following additional definitions apply to this Attachment:

     1.1 "Initial License Fee" or "ILF" means the initial fee payable by ACI for the rights granted under the Agreement.

     2.1 "On-Going License Fee" or "OLF" means the on-going fee payable by ACI for the rights granted under this Agreement, as set forth in sub-section 1.5

2.0 DELIVERY.

     3.1 The Software Products will be delivered to ACI either personally or by common carrier. Risk of loss will pass to ACI upon delivery to ACI or the carrier, as the case may be. NESTOR shall arrange for transportation and insurance for ACI's account.

3.0 ON-GOING LICENSE FEE

     ACI agrees to pay the On-Going License Fee set forth in Section 1.5 for the term of the Agreement. Payment shall be made monthly to Nestor for payments: a) received during the preceding month, or b) due ACI from a customer which, although not yet received from such customer, ACI has recognized as revenue such amount in its normal course of revenue recognition for more than 120 days.

     Payments to be made under subsection 1.6 shall be made within thirty (30) days after the end of the quarter.

     Payments to be made under subsection 1.7 shall be made within thirty (30) days of the request by Nestor.

4.0 PAYMENTS

                   (U.S. Dollars)                          Total Amount
          ------------------------------------             ------------
     a.   Twenty-five  percent (25%) of the
          Initial License Fee payable upon the
          effective date of this Agreement:                  $276,000

     b.   Twenty-five percent (25%) of the
          Initial License Fee payable 30 days
          after the effective date of this Agreement         $276,000

     c.   Twenty-five percent (25%) of the
          Initial License Fee payable 90 days
          after the effective date of this Agreement         $276,000

     d.   Twenty-five percent (25%) of the
          Initial License Fee payable 120 days after
          the effective date of this Agreement               $276,000

     e.   On-Going License Fee payable monthly               see 1.5 and 3.0

     f.   Expenses payable monthly for actual
          expenses incurred during each month:               Variable






                                          LICENSE AGREEMENT NESTOR AND  ACI


                                  ATTACHMENT B
                                Nestor Employees

                                   Jan P. West
                                Richard B. Suarez
                                 Joseph Lividini
                                 Thomas Wheeler
                              Linda Messinger-Nunez
                                    Tao Hong
                                  Thomas Burke
                                   Michael Hua
                                   John Tomei
                                  Robert Bedick
                                Kristin Sullivan
                                  Andrew Morse




                                             LICENSE AGREEMENT NESTOR AND  ACI


                                  ATTACHMENT C
                               Software Agreement

                            LICENSE AGREEMENT L ****

THIS Agreement is entered into between ACI WORLDWIDE INC., a Nebraska corporation, having a principal office at 330 South 108th Avenue, Omaha, NE 68154-2684 ("ACI"), and CUSTOMER NAME, a corporation, having a principal office at ("Customer"). Subject to ACI's consent, which shall not be unreasonably withheld, an Affiliate may contract for Software Products and related services by agreeing to be bound by the terms and conditions of this Agreement and incorporating this Agreement by reference.

WHEREAS,   ACI  has  developed  or  acquired  certain  Software   Products  more
specifically described below; and

WHEREAS, Customer desires to obtain the right to use said Software Products and certain related development, installation, maintenance and/or support services.

NOW, THEREFORE, the parties hereto agree as follows:

1.0 DEFINITIONS (Additional capitalized terms are defined in the Attachments)

1.1 "ACI Expenses" means all reasonable and necessary out-of-pocket expenses which ACI may incur in rendering the services, including expenses relating to air fares, ground transportation, and lodging, plus a per city per diem based upon the then-current IRS guidelines, and telephone, telefax, courier, express mail, and dial-up data transmissions which are incurred by ACI in the fulfillment of this Agreement and the Attachments. ACI will, upon request, provide receipts to Customer in support of reimbursable ACI Expenses of $75 or more.

1.2 "Affiliate" means any corporation that directly or indirectly controls, is controlled by, or is under common control with Customer, but expressly excludes any entity that is, in ACI's reasonable judgment, a competitor of ACI. Control means the ownership of more than 50% of the voting securities of an entity.

1.3 "Agreement" means this License Agreement.

1.4 "Custom Software Modification" or "CSM" means the special computer software modules, enhancements or other features specified in Attachment B(s) hereto that ACI may develop, upon Customer's request, in order to satisfy the particular requirements of Customer.

1.5 "Documentation" means the technical and user manuals provided by ACI with the Software Programs.

1.6 "Hardware System" or "HWS" means the computer hardware system of Customer specified in an Attachment.

1.7 "Single Network Image" or "SNI" means one or more HWSs that are running substantially the same set of Software Programs and any CSMs.

1.8 "Software Products" means the Software Programs and Documentation, as well as all copies and translations thereof.

1.9 "Software Programs" means the computer software modules in machine-readable object code specified in an Attachment, including CSM's.


2.0 LICENSE

2.1 ACI hereby grants to Customer a non-transferable and non-exclusive license to use the Software Products subject to the terms and conditions of this Agreement and the Attachment(s).

2.2 Except as otherwise set forth herein or in an Attachment, Customer shall not modify, copy or otherwise reproduce the Software Products without the prior written authorization of ACI. Any such modification, copy or other reproduction shall be automatically deemed an integral part of the Software Products licensed hereunder and owned exclusively by ACI.

3.0 CHARGES

3.1 Customer shall pay to ACI the charges for the Software Products and related services and for all ACI Expenses, as specified in the Attachments. All payments shall be remitted to ACI in U.S. dollars. Customer shall pay such charges within thirty (30) calendar days after the date of receipt of ACI's corresponding invoice.

3.2 All amounts payable by Customer to ACI under this Agreement and the Attachments are exclusive of any tariffs, duties, taxes, or similar governmental charge which may be assessed based on the delivery, possession, or use of the Software Products or the execution or performance of this Agreement and the Attachments, excluding ACI franchise taxes or taxes based upon ACI's income. If, under applicable law, Customer is required to withhold tax from any such payment, upon request of ACI, Customer will promptly furnish ACI with an official receipt of payment of the taxes to the local taxing authority.

3.3 Any late payment under this Section 3.0 shall accrue interest at the annual rate of eighteen percent (18%) or the highest allowable legal rate, whichever is less.

4.0 WARRANTY

4.1 ACI represents and warrants that the Software Programs shall operate substantially in conformance with the Documentation upon delivery and during the Warranty Period set forth in the Attachment(s). ACI does not warrant that the Software Programs will satisfy or may be customized to satisfy all of Customer's requirements or that the use of the Software Products will be uninterrupted or error-free.

4.2 ACI shall make such corrections, modifications, additions or other adjustments as may be required to satisfy the warranty specified in Section 4.1 above. Said services shall be furnished without charge unless the correction or adjustment is necessitated by (i) Customer's negligence, (ii) Customer's modification, or other change of the Software Programs, (iii) the failure of data supplied by Customer to conform to the applicable formats of ACI, (iv) failure or breakdowns of the HWS, (v) failures or errors by Customer's operators, or (vi) any other cause not inherent in the Software Programs. Under such circumstances, ACI shall have the right to charge Customer for services on a time-and-materials basis at its then-current rates and for any ACI Expenses.

4.3 In the event ACI is unable to make such corrections, modifications, additions, or other adjustments during the Warranty Period or within a reasonable period of time thereafter, Customer may return the Software Programs and receive a refund of any license fees paid for such Software Programs.

4.4 ACI represents and warrants that it owns or has the right to license the Software Products set forth in the Attachments.

4.5 THE WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES, AS SET FORTH IN THIS SECTION 4.0 AND SECTION 5.0 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS, OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR PARTICULAR PURPOSES OR MERCHANTABILITY).

5.0 INFRINGEMENT

5.1 If a third party brings an action against Customer claiming that the current version of the Software Products infringe a copyright or trade secret, ACI will defend Customer and will pay the damages and costs finally awarded against Customer, but only if (i) Customer notifies ACI immediately after the claim is asserted or threatened, (ii) ACI has full control over the defense, settlement, or other resolution of the claim, (iii) Customer does not take a position that is adverse to ACI, and (iv) at ACI's request, Customer assists ACI in defending, settling, or otherwise resolving the claim.

5.2 If ACI receives notice of an infringement claim or otherwise concludes that the Software Products may infringe the proprietary rights of a third party, Customer will allow ACI, at ACI's option, to (i) procure the right for Customer to continue using the Software Products, (ii) modify or replace the Software Products without adversely affecting their operating specifications, or (iii) if ACI determines that neither (i) nor (ii) is practicable, terminate Customer's right to use the infringing Software Product and accept its return against payment of its then-depreciated value, computed on a five (5) year straight-line depreciation schedule commencing as of its installation date.

5.3 ACI will have no obligation to Customer under Sections 5.1 and 5.2 above if the copyright or trade secret infringement claim is based on (i) a modification of the Software Products not made by ACI, (ii) the combination of the Software Products with an item not supplied by ACI, or (iii) use of the Software Products in a manner not intended by the Documentation.

5.4 THE RIGHTS GRANTED TO THE CUSTOMER UNDER THIS SECTION 5.0 SHALL BE THE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT BY ACI HEREUNDER OF ANY COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT OR FOR ANY BREACH OF THE WARRANTY GIVEN IN SECTION 4.4.

6.0 LIMITATION OF LIABILITY

6.1  EXCEPT  AS  SPECIFICALLY  SET  FORTH  IN  SECTION  5.0,  ACI  SHALL  NOT BE
RESPONSIBLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, (INCLUDING CLAIMS FOR LOSS, INTERRUPTION IN USE OR UNAVAILABILITY OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS) ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, BREACH OF WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY OR PROPERTY DAMAGE WHERE THE LAW REQUIRES SUCH LIABILITY.

6.2 EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 5.0, IN NO EVENT WILL ACI'S TOTAL LIABILITY TO CUSTOMER IN ANY ACTION, WHETHER IN CONTRACT OR TORT, EXCEED THE AMOUNT ACTUALLY PAID TO ACI IN THE TWELVE MONTHS PRIOR TO THE EVENT WHICH CAUSED THE DAMAGE.

7.0 CONFIDENTIALITY

7.1 "Confidential Information" means (i) all ACI proprietary or confidential information which is a) designated in writing as such or b) that by nature of the circumstances surrounding the disclosures in good faith ought to be treated as proprietary or confidential, and c) all ACI Software Products; and (ii) all Customer proprietary or confidential information which is a) designated in writing as such or b) that by nature of the circumstances surrounding the disclosure in good faith ought to be treated as proprietary or confidential. The presence of a copyright notice on any Confidential Information will not constitute publication or otherwise impair the confidential nature thereof.

7.2 Each party shall use the Confidential Information only for the purposes as set forth in the Agreement and Attachments and shall disclose the Confidential Information only as specifically authorized in Section 7.3 below. Neither party shall remove any confidentiality, copyright, or similar notices or legends from the Confidential Information and shall implement such safeguards and controls as may be necessary or appropriate to protect against unauthorized uses or disclosures of the Confidential Information.

7.3 The receiving party shall not disclose Confidential Information except (i) to its employees or consultants having a need to know such Confidential Information and (ii) in accordance with judicial or other governmental order, provided the receiving party gives reasonable notice to the other party prior to such disclosure and shall comply with any protective order or equivalent. Prior to permitting access to the Confidential Information, the receiving party will have executed written agreements with its employees and consultants, sufficient to enable it to comply with all the provisions of this Agreement. Such receiving party shall be responsible for breach by its employees and consultants of the obligations set forth in this Section 7.0.

7.4 Except as otherwise specifically provided in this Agreement or Attachments, Customer shall not, and shall not authorize any third party to, reproduce, translate, or otherwise copy, enhance, add to, or modify the Software Products, or reverse assemble or de-compile the Software Programs, or develop any computer software system, subsystem, or module that incorporates or otherwise uses elements of the Software Programs, without the specific prior written authorization of ACI.

7.5 If any employee, officer, director, consultant, or agent of either party violates the provisions of this Section 7.0, or if any third party obtains any Confidential Information through one party without the other party's authorization, then such disclosing party shall take, at its own expense, all actions that may be required to remedy such violation, or recover such Confidential Information and to prevent such employee, officer, director, agent, consultant, or third party from using or disseminating such Confidential Information, including, but not limited to, legal actions for seizure and injunctive relief, if then available under local law. If the disclosing party fails to take such actions in a timely and adequate manner, the other party or its designee may take such actions in its own name or disclosing party's name and at the disclosing party's expense.

7.6 Notwithstanding anything contained in Section 7.0, unless otherwise agreed to the contrary in writing prior to its disclosure, ACI is free to use any "residuals" resulting from access to Customer's Confidential Information. The term "residuals" means information in non-tangible form which may be retained by persons who have had access to the Confidential Information, including any ideas, concepts, know-how, or techniques contained in Customer's Confidential Information. ACI shall have no obligation to limit or restrict the assignment of such persons. Any new products resulting from the residuals shall be considered New Technology. However, the foregoing shall not be deemed to grant to ACI a license under the Customer's copyrights or patents.

7.7 Neither party will have an obligation to maintain the confidentiality of any data or information which (i) was in such party's lawful possession prior to the disclosure thereof by the other party, (ii) is later lawfully made available to such party by a third party having no obligation of secrecy to the other party,
(iii) is independently developed by such party, or (iv) is, or later becomes, available to the public through no fault of such party.

8.0 OWNERSHIP

Each party acknowledges that the Confidential Information of the other party, as well as all related trade marks, logos, other names or markings identifying the Confidential Information, and trade secrets, copyrights, patents, or other proprietary rights of the other party, are and shall remain the exclusive property of the other party, whether or not protected under local intellectual or industrial property laws. Customer shall not acquire any right, title, or interest in or to the Software Products, except as a licensee under this
Agreement and the Attachments. Unless otherwise agreed to in writing in the applicable Attachment, ACI or its licensors will own any copy, translation, modification, adaptation or development based thereon, which may be created by or for ACI, or by or for Customer. If, by operation of law, Customer is deemed to posses any rights in such items, Customer hereby assigns such rights to ACI and/or its licensors. To the extent Customer's rights are inalienable under applicable law, Customer hereby waives such rights and, if such waiver is deemed invalid, grants ACI, its licensors and their designees the exclusive, irrevocable, worldwide royalty free right to use, market, modify and grant licenses to such items without identifying Customer or seeking Customer's consent. Each party agrees not to take any action that interferes with said proprietary rights of the other party or attempt to copyright or patent any portion of said other party's property or register or attempt to register any trademark, service mark, trade name, or company name which is identical or confusingly similar to said marks, names, or markings.

9.0 INSPECTION

During the term of this Agreement and for a period of one (1) year after its expiration or termination, ACI or its representative may, upon prior written notice to Customer at any time, and subject to Customer's security rules and policies and applicable laws and/or regulations, inspect the computer processors, facilities, and premises of Customer during normal working hours for the purpose of verifying Customer's compliance with the terms and conditions of this Agreement and the Attachments. In conducting any such inspection, ACI shall use all reasonable efforts to minimize the disruption of Customer's normal business activities. ACI shall be entitled to copy or otherwise reproduce any items that Customer may have in its possession or under its control which violate the terms and conditions of this Agreement or the Attachments.

10.0 ADDITIONAL SERVICES

Customer may, subject to the availability of ACI personnel, verbally order up to 40 hours of additional services at ACI's then-current fees for such services.

11.0 TERMINATION

11.1 (a) Either party may immediately terminate this Agreement, or any and all Attachments, without judicial notice or resolution, by giving written notice to the other party, if the other party (i) commits a material breach of any provision of this Agreement or the Attachments (including but not limited to Customer's promise to make payment under an Attachment) and fails to cure such breach within thirty (30) days after the non-breaching party demands such cure,
(ii) becomes insolvent or assigns all, or substantially all, of its assets or business for the benefit of creditors, (iii) resolves to wind up business, dissolve, or liquidate, or (iv) otherwise ceases to conduct business.

11.2 (a) Upon the expiration or termination of this Agreement by either party, Customer shall, within ten (10) calendar days, (i) pay all amounts due and outstanding hereunder, and (ii) deliver to ACI or its designee all Software Products within Customer's possession or control.

(b) In the event of termination by ACI for breach by Customer, Customer shall owe ACI all the remaining amounts due under this Agreement and the Attachments until such period of time that Customer could terminate this Agreement without breach. In the event of termination by Customer for breach by ACI, ACI shall owe Customer as damages an amount equal to a pro-rata refund of all one-time or initial license fees paid under this Agreement and the Attachments based upon a five year straight line depreciation beginning upon expiration of the Warranty Period and a pro-rata share of any pre-paid maintenance or periodic license fees paid. EACH PARTY AGREES THAT THIS PARAGRAPH CONSTITUTES THE SOLE REMEDY FOR BREACH OF THIS AGREEMENT AND THE ATTACHMENTS OTHER THAN FOR BREACH OF SECTIONS
5.0 OR 7.0.

11.3 The following Sections shall survive termination of the Agreement: Section 4.0; Section 5.0; Section 6.0; Section 7.0; Section 8.0; Section 9.0; Section
11.0 and Section 12.0.

12.0 MISCELLANEOUS PROVISIONS

12.1 ACI and its affiliates may use Customer's name on its customer lists, and refer to Customer's name as a customer. In addition, Customer and ACI may publicly announce the execution of this Agreement without disclosing its specific content. Any other use of Customer's name in a press release or other promotional material shall be subject to Customer's consent.

12.2 If a court of competent jurisdiction holds any provision of this Agreement to be illegal or invalid, the provision shall be automatically severed from this Agreement. Any such holding shall not affect the legality or validity of the remaining provisions of this Agreement unless either party reasonably deems such severed provision to be essential to this Agreement, in which case such party may terminate this Agreement upon written notice to the other party.

12.3 If either party commences a legal action against the other party in connection with this Agreement, the losing party shall reimburse the prevailing party for the reasonable attorneys' fees and expenses which it may incur in such action, whether or not such action is prosecuted to a final and non-appealable judgment.

12.4 If either party fails to give notice or enforce any right under this Agreement, such failure shall not constitute a waiver of such right, unless such waiver is reduced to writing and signed by the waiving party. If a party waives its right in writing, such waiver shall not constitute a waiver of any other right or of any subsequent violation of the same right that has been waived.

12.5 The parties to this Agreement shall be excused for failures or delays in performing an obligation under this Agreement and the Attachments if such failure or delay is caused by force majeure, including, but not limited to, fortuitous event and acts of God; wars, riots and insurrections; laws, decrees, ordinances and governmental regulations; strikes and lockouts; transportation stoppages or slowdowns; floods, fires and explosions; or the inability to obtain necessary export or import licenses or permits.

12.6 This Agreement shall not be construed to constitute any party as an employee, attorney-in-fact, legal representative or business partner of the other parties.

12.7 Customer may not assign, pledge or otherwise transfer this Agreement or any right or obligations hereunder without the prior written authorization of ACI; provided Customer may assign this Agreement to an Affiliate of Customer or to any entity which acquires all or substantially all of the stock or assets of Customer. ACI may assign, in whole or on part, any of its rights and interests (including it's right to payment under an Attachment), and its obligations, to a third party without Customer's consent. This Agreement shall bind the authorized assigns or successors of any party. Customer acknowledges that ACI may use employees or consultants of Affiliates to perform some of its obligations hereunder; provided, however, that ACI shall remain ultimately responsible for their performance.

12.8 All notices required or permitted under this Agreement shall be given in writing and shall be personally delivered or sent by certified mail, postage prepaid, addressed as follows:


     If to Customer:

            -----------------------------------------

            -----------------------------------------

            -----------------------------------------

     Attn:  -----------------------------------------


     If to ACI:

           ACI Worldwide Inc.
           330 South 108th Avenue
           Omaha, Nebraska 68154-2684
           USA
           Attn:  Contracts Administration

12.8.1 The parties may change their address from time to time upon written notice to the other party.

12.8.2 Any notice shall be deemed to have been effective when delivered.

12.9 Except as otherwise provided above, this Agreement and its Attachments may be amended only by the consent of both parties expressed in writing and signed by a duly authorized representative of each party.

12.10 This Agreement and Attachments shall be executed in its English-language version. In the event this Agreement and the Attachments is also executed in a local-language version, the English-language version shall control in the event of any discrepancies.

12.11 This Agreement and the Attachments will be governed by and interpreted under the laws of the State of Nebraska, without regard to any provisions of Nebraska law which would require the application of the substantive law of another jurisdiction. ACI and Customer also exclude the United Nations Convention on Contracts for the International Sale of Goods, if applicable.

12.12 Any controversy or claim arising out of, or relating to, this Agreement and the Attachments, or the existence, validity, breach, or termination hereof, whether during or after its term, will be submitted for resolution to the courts in Omaha, Nebraska, to whose jurisdiction Customer consents. Notwithstanding the foregoing, either party may seek injunctive relief against the other party from any other judicial or administrative authority pending the resolution of such controversy or claim.

12.13 Customer acknowledges that the Software Products and any technical information relating thereto is subject to United States export controls, and that a specific license may be required prior to delivery thereof to the country of installation. Customer will provide reasonable assistance as required by ACI in securing any required export license. ACI shall have no liability to Customer in the event the United States declines to issue the necessary export license. Customer will not export, re-export, divert, transfer, or disclose, directly or indirectly, any Software Products or related technical information, documents, or materials, or any direct product thereof, from the country of delivery or to any person who is not a national or resident thereof, without the prior written approval of ACI and obtaining the required re-exportation license from the United States government. The obligations of this Section 12.13 will survive termination of this Agreement

12.14 No party may commence an action under this Agreement and the Attachments more than one (1) year after the occurrence of an event of default, or in the event such default is not discoverable by the injured party when it has occurred, more than one (1) year after such default could, and in the exercise of due diligence, would have been discovered.

12.15 This Agreement and its Attachments constitute the entire agreement among the parties regarding this matter, and they supersede all prior discussions or agreements related to the same. This Agreement and any Attachments shall only be effective upon signature by both parties. The effective date of this Agreement and the Attachment(s) shall be the last date set forth in the signature block.

13.0 SOURCE CODE

13.1 ACI shall furnish Customer the Software Programs in object code form. In addition, ACI will deliver certain software programs in source code form. For those Software Programs furnished in object code, ACI will escrow the source code as set forth below. Customer agrees not to reverse assemble, decompile or otherwise reverse engineer the object code in an attempt to obtain the source code for such object code. In the event any source code is released to Customer under this Section it shall be automatically deemed an integral part of the Software Programs and shall be subject to all proprietary, confidentiality, and other restrictions and obligations applicable to the Software Programs under this Agreement.

13.2 ACI warrants and represents that ACI shall, at its expense, maintain the source code for the current and immediately preceding release of the object for the Software Programs in escrow at SourceFile LLC. in Oakland, California, U.S.A. ACI may change the escrow agent at any time during the term of this Agreement and shall promptly notify Customer in writing of any such change.

13.3 Customer shall be entitled to receive the source code for the Software Programs during the term of this Agreement only if (i) ACI is dissolved, liquidated, or otherwise ceases to carry on business in a regular manner that allows ACI to fulfill its maintenance and support obligations with respect to the Software Products, and (ii) ACI's business or part thereof affecting said maintenance and support obligations is not assumed by any successor or assignee of ACI.

13.4 Under the circumstances specified above, the escrow agent shall be authorized to release said source code to Customer thirty (30) calendar days after receipt of a written request from Customer specifying the conditions which justify the release and accompanied by a copy of this Agreement, provided that
(i) Customer remits a copy of said written request to ACI upon sending it to the escrow agent and (ii) during said thirty (30) calendar day period ACI does not deliver to the escrow agent an affidavit executed by a duly authorized officer of ACI disputing the existence of the alleged conditions which justify the release. Unless otherwise settled by ACI and Customer in writing, any such factual dispute shall be resolved under the laws of the State of Nebraska, U.S.A., by the U.S. Federal District Courts in Omaha, Nebraska, U.S.A. The escrow agent shall not release the source code to Customer pending such settlement or resolution.

IN WITNESS WHEREOF, the parties cause this Agreement to be signed by the duly authorized representatives of ACI and Customer on the dates specified below.


ACI WORLDWIDE INC.                         CUSTOMER NAME
("ACI")                                    ("Customer")

By:                                        By:
   ----------------------------------        -----------------------------------
   (Signature)                               (Signature)

   ----------------------------------        -----------------------------------
   (Printed Name)                            (Printed Name)

   ----------------------------------        -----------------------------------
   (Title)                                   (Title)

Date:                                      Date:
     --------------------------------           --------------------------------










                                          LICENSE AGREEMENT NESTOR AND NESTOR

                                            LICENSE AGREEMENT NESTOR AND ACI

                                  ATTACHMENT D
                                Excluded Entities


                                     eFunds
                                      Oasis
                                       S2
                                     Mosaic
                                    Corillian
                                   Sema Group
                                     Paysys
                                       S1
                                    Trintech
                                     Brokat






                                            LICENSE AGREEMENT NESTOR AND ACI


                                  ATTACHMENT E
                               Bank of Nova Scotia

Nestor represents that 2000 license fees from the following agreement totals at least $130,000 and that such agreement is in full force and effect and Nestor has not received any notice from the customer that Nestor is in breach of the agreements.

"Agreement with Bank of Nova Scotia" dated October 27, 1997.
(copy attached hereto)

Nestor and ACI agree to the letter attached as Exhibit 1 to Attachment E


                            Exhibit 1 to Attachment E

                            [NESTOR, INC. LETTERHEAD]



[date]

ACI etc:


Re: License (the "License") dated October 27, 1997, by and between Nestor, Inc. ("Nestor") and the Bank of Nova Scotia, a Canadian corporation, having a place of business at 2201 Eglinton Avenue East, Scarborough Ontario M1L 4S2 Canada ("Licensee").

Gentlemen:

This is to confirm that Nestor and ACI Worldwide Inc. ("ACI") have agreed as follows:

1) Effective the date of this Letter, Nestor hereby assigns and transfers, and ACI hereby accepts the assignment and transfer of, all of Nestor's rights and obligations under the License. Substantially simultaneously herewith, ACI and Nestor shall deliver to Licensee a letter informing the Licensee of this assignment

2) Nestor shall be entitled to all payments accrued under the License up to the assignment date and ACI shall be entitled to all payments which accrue after the assignment date. ACI and Nestor shall cooperate to effect the intent of this paragraph 2. prior to the assignment.

3) Nestor shall indemnify and hold ACI harmless from any and all claims, actions, judgments, settlements or demands of any kind made by Licensee, alleging breach of the License and based solely on events occurring before the date hereof. ACI shall indemnify and hold Nestor harmless (including reasonable attorneys' fees) from any and all claims, actions, judgments, settlements or demands of any kind made by Licensee, alleging breach of the License and based solely on events occurring on or after the date hereof. If the alleged breach of the License involves events occurring both before and on or after the date hereof, the obligations contained in the prior two (2) sentences shall be proportioned between Nestor and ACI in accordance with the amount of fault each of them bears for such events in total. An indemnifying party's obligations under this paragraph are conditioned on (i) prompt notification by the indemnified party after the claim is asserted or threatened and sufficiently before any answer or other response therein is due to allow reasonable time to prepare such response or answer, (ii) full control by the indemnifying party over the defense, settlement, or other resolution of the claim, and (iii) at the request and expense of the indemnifying party, assistance by the indemnified party in defending, settling, or otherwise resolving the claim.

4) Except as required by law, ACI and Nestor agree that neither party will disclose the existence or terms of this Letter without the other party's consent.

5) If either party commences a legal action against the other party in connection with this Letter, the losing party shall reimburse the prevailing party for the reasonable attorneys' fees and expenses which it may incur in such action, whether or not such action is prosecuted to a final and non-appealable judgment.

6) If either party fails to give notice or enforce any right under this Letter, such failure shall not constitute a waiver of such right, unless such waiver is reduced to writing and signed by the waiving party. If a party waives its right in writing, such waiver shall not constitute a waiver of any other right or of any subsequent violation of the same right that has been waived.

7) This Letter shall not be construed to constitute any party as an employee, attorney-in-fact, legal representative or business partner of the other parties.

8) All notices required or permitted under this Letter shall be given in writing and shall be personally delivered or sent by certified mail, postage prepaid, addressed as follows:

       If to NESTOR:

                Nestor, Inc.
                One Richmond Square
                Providence, RI 02906
                USA
                Attn:  President

       If to ACI:

                ACI Worldwide Inc.
                330 South 108th Avenue
                Omaha, Nebraska 68154-2684
                USA
                Attn:  Contracts Administration

The parties may change their address from time to time upon written notice to the other party. Any notice shall be deemed to have been effective when delivered.

9. Except as otherwise provided above, this Letter may be amended only by the consent of both parties expressed in writing and signed by a duly authorized representative of each party.

10. This Letter will be governed by and interpreted under the laws of the State of New York , without regard to any provisions of New York law which would require the application of the substantive law of another jurisdiction. ACI and Nestor also exclude the United Nations Convention on Contracts for the International Sale of Goods, if applicable.

11. Any dispute arising out of or relating to this Letter, the License, or a breach thereof shall be settled by arbitration before three neutral arbitrators (selected from a panel of attorneys having experience with and knowledge of computers and the computer business) in Chicago, Illinois and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the Parties. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts or the State of Nebraska or to any Federal Court located within the Commonwealth of Massachusetts or the State of Nebraska for any action (i) to compel arbitration,
(ii) to enforce the award of the arbitrators or (iii) at any time prior to the qualification and appointment of the arbitrators, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

12. This Letter constitutes the entire agreement among the parties regarding this matter, and they supersede all prior discussions or agreements related to the same. This Letter shall only be effective upon signature by both parties.

If the above comports with your understanding of our agreement, please signify same by signing the enclosed copy of this Letter below where indicated and returning it to the undersigned.

Yours very truly,


NESTOR, INC.


by: /s/ Sushmito Ghosh
   -------------------------------
name:   Sushmito Ghosh
title:  President, NestorCommerce
date:   February 1, 2001



ACCEPTED AND AGREED TO
AS OF THE DATE OF THIS LETTER

ACI WORDWIDE INC.


by: /s/ Mark Vipond
   -------------------------------
name:   Mark Vipond
title:  President
date:   February 1, 2001